UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

During the period July 1 through November 30, 2011 Generex Biotechnology Corporation (the” Company”) issued, pursuant to a contractual commitment, 750,000 shares of common stock, in the aggregate, to a consultant for services rendered.  The shares issued were valued at $0.09 to $0.13 per share based on the quoted market price of the Company’s common stock on the designated dates of the issuances.  All of the shares were issued without registration and, thereofore,  were subject to restrictions on transfer.  To avoid the consequences of the issuance of such shares at low attributed prices, the consultant has agreed to return the shares for cancellation on the following terms.  The Company will issue to the consultant a promissory note in the principal amount of $116,250, due December 31, 2012, with interest payable at 10% per annum.  The consultant, at its option, may convert the principal and accrued interest into the Company’s common stock at a conversion price equal to 85% of the current market price of the shares, provided that the note may not be converted into shares at a price lower than $.15 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: December 23, 2011	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer